Limited Power of Attorney   Securities Law Compliance

The undersigned, as an officer or director of KYPHON INC. (the "Company"), hereby constitutes and appoints Arthur T. Taylor, Robert E. Johnson, David M. Shaw, and Robert A. Koenig as the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate, including but not limited to obtaining EDGAR codes. The undersigned hereby ratifies and confirms all that said attorney in fact and agent shall do or cause to be done by virtue hereof.

This Limited Power of Attorney is executed at Diablo, California as of the date set forth below.

/s/ D. Keith Grossman
Signature
D. Keith Grossman
Type or Print Name
Dated:  4/24/07

Witness:

/s/ Hallie Grossman
Signature
Hallie H. Grossman
Type or Print Name
Dated:  4/24/07